                                                                Exhibit 4(b)(10)


                          SIXTH SUPPLEMENTAL INDENTURE


     THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of September 10, 1998, is between UNION TANK CAR COMPANY, a Delaware corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, as trustee (herein called the "Trustee").


                             PRELIMINARY STATEMENT

     The Company and the Trustee have entered into an Indenture, dated as of January 16, 1997 (as supplemented, the "Indenture"). Section 9.1 of the Indenture provides that, under certain circumstances, a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities. In accordance with the terms of Section 9.1(6) of the Indenture, the Company has authorized this Sixth Supplemental Indenture, which is in the form required by the terms of the Indenture, to provide for the issuance of a series of medium-term notes to be known as Medium-Term Notes, Series C (the "Series C MTNs"). This Sixth Supplemental Indenture modifies the terms and the Indenture insofar as they are applicable to the Securities issued under the Indenture after the date of this Sixth Supplemental Indenture.

     The parties agree that all things necessary to make this Sixth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Series C MTNs issued under the Indenture from and after the date of this Sixth Supplemental Indenture, as follows:

                                  ARTICLE ONE

              DEFINITIONS WITH RESPECT TO SERIES C MEDIUM-TERM NOTES

     SECTION 1.1. Indenture Terms. Except as otherwise provided in this Sixth Supplemental Indenture, all terms used in this Sixth Supplemental Indenture which are defined in the Indenture, as supplemented, shall have the meanings assigned to them in the Indenture, as supplemented.

     SECTION 1.2. Modifications of Terms. The following defined terms used in the Indenture shall have the following meanings when used with respect to the Series C MTNs:

          (a) "Fixed Rate Notes" means the Series C MTNs bearing a fixed rate of interest (which may be zero) authenticated and delivered under the Indenture.

          (b) "Floating Rate Notes" means the Series C MTNs bearing a rate of interest which may vary from time to time in accordance with one of the interest rate formulas to be set forth in a form of Floating Rate Note to be established pursuant to a supplemental indenture to be executed and delivered prior to the initial issuance of any Floating Rate Notes (or as otherwise established by or pursuant to a Board Resolution) authenticated and delivered under the Indenture.

          (c) "Interest Payment Date" means (i) when used with respect to a Fixed Rate Note, each March 1 and September 1 (unless otherwise specified in an officer's certificate), and (ii) when used with respect to a Floating Rate Note, the dates specified in or established pursuant to a Board Resolution relating to such Floating Rate Note, in each case, commencing with the next Interest Payment Date (unless the Series C MTNs are issued between a Regular Record Date and an Interest Payment Date, in which event, the first payment shall be made on the next succeeding Interest Payment Date) and continuing until principal thereof is paid or made available for payment.

          (d) "Regular Record Date," means (i) when used with respect to an Interest Payment Date applicable to a Fixed Rate Note, February 15 and August 15 (unless otherwise specified in or established pursuant to a Board Resolution), and (ii) when used with respect to an Interest Payment Date applicable to a Floating Rate Note, the day 15 calendar days next preceding an Interest Payment Date (whether or not a Business Day).

          (e) "Series C MTNs" means collectively the Fixed Rate Notes and the Floating Rate Notes authenticated and delivered under the Indenture.

          (f) "Sixth Supplemental Indenture" means the Sixth Supplemental Indenture dated as of September 10, 1998, as originally executed by the Company and the Trustee.

          (g) "Stated Maturity," when used with respect to the payment of principal of a Series C MTN, means nine months or more from the date of issuance of such Series C MTN as specified in or established pursuant to a Board Resolution.



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                                  ARTICLE TWO

                    TERMS OF MEDIUM-TERM NOTES, SERIES C

     SECTION 2.1.  General Terms and Conditions of the Medium-Term Notes,
Series C.

          (a) There is hereby authorized a series of Securities designated the "Medium-Term Notes, Series C", limited in aggregate principal amount to Seventy Million Dollars ($70,000,000) (except for Series C MTNs authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series MTNs pursuant to Sections 2.8, 2.9 or 2.12 of the Indenture).

          (b) The rate at which each of the Series C MTNs shall bear interest shall be established in or pursuant to a Board Resolution and may either be a fixed interest rate (which may be zero) or may vary from time to time in accordance with one of the interest rate formulas more fully described in the form of Floating Rate Note to be established pursuant to a supplemental indenture to be executed and delivered prior to the initial issuance of any Floating Rate Notes (or otherwise as specified in or established pursuant to a Board Resolution).

          (c) Unless otherwise specified in or established pursuant to a Board Resolution, the date from which interest shall accrue for each Series C MTN shall be the date of issuance of the Series C MTNs.

          (d) The date, if any, on which any of the Series C MTNs may be redeemed at the option of the Company shall be established in or established pursuant to a Board Resolution.

          (e) The terms under which any of the Series C MTNs shall be repaid at the option of the Holder shall be established in or established pursuant to a Board Resolution.

          (f) The Series C MTNs shall be issued as Global Securities under the Indenture, unless otherwise specified in or pursuant to a Board Resolution.

          (g) Additional terms of the Series C MTNs, if any, shall be specified in or established pursuant to a Board Resolution.

     SECTION 2.2. Form of Fixed Rate Note. The Fixed Rate Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be in substantially the form attached hereto as Exhibit A, unless otherwise specified in or pursuant to a Board Resolution.



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                                 ARTICLE THREE

                                 MISCELLANEOUS

     SECTION 3.1. No Modification. This Sixth Supplemental Indenture does not modify the Indenture in any respect with regard to Securities issued thereunder prior to the date of this Sixth Supplemental Indenture.

     SECTION 3.2. Counterparts. This instrument may be executed in counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Sixth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and the seal of the Company and the Trustee duly attested to be hereunto affixed all as of the date and year first above written.

                                      UNION TANK CAR COMPANY


[SEAL]                                By:  /s/ M.J. Garrette
                                      ---------------------------------------
                                           Name:  M.J. Garrette
                                           Title:    Vice President



                                      HARRIS TRUST AND SAVINGS BANK,
                                      as Trustee


[SEAL]                                By:  /s/ J. Bartolini
                                      ---------------------------------------
                                           Name:  J. Bartolini
                                           Title:    Vice President


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                                                                       EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITORY OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO THE NOMINEE OF THE DEPOSITORY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITORY, HAS AN INTEREST HEREIN.


REGISTERED                                                          REGISTERED

                        UNION TANK CAR COMPANY
                      MEDIUM-TERM NOTE, SERIES C

No. ___                                                       CUSIP __________


     IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE DESIGNATED METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

____% FIXED RATE NOTE


Original Issue Date:                    Principal Amount: $____________
Interest Accrual Date:                  Maturity Date:
Issue Price: ___%                       Interest Payment Period:
Initial Redemption Date(s):             Interest Payment Dates: March 1 and
                                        September 1, commencing March 1, 1999

Initial Redemption Price(s):            Total Amount of OID:
Repayment Date(s):                      Yield to Maturity:
Repayment Price(s):                     Initial Accrual Period OID:


     Union Tank Car Company, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $__________ on the "Maturity Date," as set forth above, and to pay interest thereon as described on the reverse hereof.

     The principal of (and premium, if any) and interest on this Note are payable by the Company in U.S. dollars.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Union Tank Car Company has caused this Note to be duly executed under its corporate seal.

Dated:  September __, 1998

                                    UNION TANK CAR COMPANY
(Seal)


                                    By:_____________________________________
                                       [Chairman, President, a Vice President or
                                       Treasurer]


ATTEST:______________________________
     [Secretary or Assistant Secretary]



                 TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series designated herein, described in the within-mentioned Indenture.

                                    HARRIS TRUST AND SAVINGS BANK
                                         as Trustee


                                    By:_____________________________________
                                         Authorized Officer


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                             UNION TANK CAR COMPANY

                           MEDIUM-TERM NOTE, SERIES C


     1. This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Debt Securities") of the Company of the series hereinafter specified, all such securities issued and to be issued under an Indenture dated as of January 16, 1997, between the Company and Harris Trust and Savings Bank, as Trustee (as amended, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Debt Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Debt Securities and of the Company, and the terms upon which the Debt Securities are and are to be authenticated and delivered.

     As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be issued in different denominations, may be issued in different currencies, may be issued in global form, may be issuable upon the exercise of warrants, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted.

     This Note is one of a series of the Debt Securities designated therein as Medium-Term Notes, Series C (the "Notes"). The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in different currencies and may otherwise vary, all as provided in the Indenture.

     2. A. The Regular Record Date with respect to any Interest Payment Date (as defined below) shall be the date 15 calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day. Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, unless otherwise provided, be paid to the person in whose name the Note is registered at the close of business on the Regular Record Date for such Interest; provided, however, that interest payable on the Interest Payment Date occurring at Maturity will be to the person to whom principal shall be payable; provided, further, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered holder thereof on such Regular Record Date, and (i) may be paid to the person in whose name such Note is registered on the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof having been given to the Holder of such Note not less than ten days prior to such Special Record Date, or (ii) may be paid at any time and in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of that series may be listed, as more fully provided in the Indenture. "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York of the City of Chicago, and (b) with respect to a LIBOR Note, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market. In connection with any calculations, all percentages will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards and all currency amounts used and resulting from such calculations on the Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upwards).

     B. The Company promises to pay interest on the principal amount at the rate per annum shown on the face hereof until the principal amount hereof is paid or duly made available for payment. Unless otherwise provided on the face hereof, the Company will pay interest semiannually on March 1 and September 1 (each an "Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date shown on the face hereof and at Maturity. Interest will accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date on the face hereof, to, but excluding the Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     3. Payments in U.S. Dollars of interest (other than interest payable at Stated Maturity or upon earlier redemption or repayment) will be made by mailing a check to the Holder at the address of the Holder appearing on the Debt Security Register (as defined in the Indenture) on the applicable Record Date. Notwithstanding the foregoing, a Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes of like tenor and terms shall be entitled to receive such payments in U.S. Dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Company's Paying Agent not less than 15 days prior to the applicable Interest Payment Date. Principal and any premium and interest payable at Stated Maturity or upon earlier redemption or repayment will be paid upon surrender of such Note at the office of the Paying Agent in the City of New York or at such other place or agency as the Company may designate (i) in immediately available funds or (ii) if appropriate payment instructions have been received in writing by the Company's Paying Agent not less than 15 days, or such lesser time as is acceptable to the Paying Agent, prior to the applicable maturity, redemption or repayment date, by electronic transfer of immediately available funds.

     4. If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, on any Redemption Date(s) and at the related Redemption Price(s) set forth on the face hereof. The Company shall give the Trustee notice at least 45 days in advance of the date fixed for redemption as to the aggregate principal amount of Outstanding Notes to be redeemed. Outstanding Notes may be redeemed in part in multiples equal to the minimum authorized denomination for Outstanding Notes of such Series or any multiple thereof. Thereupon the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Outstanding Notes or portions thereof to be redeemed, and shall as promptly as practicable notify the Company of the Outstanding Notes or portions thereof so selected. In the event of redemption of this Note in part only, a new Note or Notes of this series of like tenor or terms for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.

     5. If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the Repayment Date(s) and at the Repayment Price(s) indicated on the face hereof. If no such Repayment Date is set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to Stated Maturity. On each Repayment Date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable Repayment Price set forth on the


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


face hereof, together with interest thereon to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Paying Agent in The City of New York must receive not less than 30 or more than 45 days prior to the Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the certificate number of the Note or a description of the Note's tenor or terms, the principal amount of the Note to be prepaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be prepaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Paying Agent no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by such Paying Agent by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than that entire principal amount provided that the principal amount remaining outstanding after repayment is an authorized denomination.

     6. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes and the interest accrued thereon, if any, may be declared due and payable in the manner and with the effect provided in the Indenture. If the principal of any Original Issue Discount
Note is declared to be due and payable, the amount of principal due and payable with respect to such Note shall be limited to the sum of the aggregate principal amount of such Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of declaration. An Original Issue Discount Note is (i) a Note, including any zero-coupon Note, which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its Principal Amount, multiplied by the number of full years from the Original Issue Date to the Maturity Date for such Note and (ii) any other Note designated by the Company as issued with an original issue discount for United States federal income tax purposes.

     7. With the consent of the Holders of greater than 50% in aggregate principal amount of the Outstanding Notes of each series affected by such supplemental indenture, the Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing the provisions of the Indenture or any supplement thereto or of modifying in any manner the rights of the Holders of the Notes of each series under the Indenture; provided, however, that without the consent of each Holder affected, no such supplemental indenture shall (a) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver,
(b) change the rate of or change the time for payment of interest on any Debt Security, (c) change the Principal of or change the Stated Maturity of any Debt Security, (d) reduce any premium payable upon the redemption of any Debt Security, (e) waive a Default in the payment of the Principal of or interest on any Debt Security, (f) make any Debt Security payable in money other than that stated in the Debt Security, or (g) make any change to certain provisions of the Indenture.

     The Company and the Trustee may enter into an indenture or indentures supplemental to the Indenture without the consent of the Holders for limited purposes specified in the Indenture.

     The Holders of greater than 50% in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default or Event of Default under the Indenture


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


and its consequences except a default in the payment of principal of or premium, if any, or interest on the Notes. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     8. Notwithstanding any other provision in this Note or the Indenture, the Holder of this Note shall have the rights, which are absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on such Note on the respective Stated Maturities expressed in such Note (or in the case of redemption or repayment, on the date for redemption or repayment, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     9. The authorized denominations of Notes will be U.S. $1,000 and any larger amount that is an integral multiple of U.S. $1,000.

     10. Notes to be exchanged shall be surrendered at any office or agency maintained by the Company for such purpose, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Notes which the Holder making the exchange shall be entitled to receive. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Note is registrable at the Debt Security Registrar (as defined in the Indenture), maintained by the Company for this series (initially, Harris Trust and Savings Bank). Upon due presentment for registration of transfer of any Note at any such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes of authorized denominations for an equal aggregate principal amount. Such new Note or Notes will be delivered at the office of the Debt Security Registrar in The City of New York, or mailed, at the request, risk and expense of the transferee or transferees, to the address or addresses shown in the Debt Security Register for such transferee or transferees.

     All Notes presented to a Debt Security Registrar for registration of transfer shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and such Debt Security Registrar duly executed by the registered Holder or his attorney duly authorized in writing.

     No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Company shall not be required to issue, exchange or register a transfer of (a) any Notes of any series for a period of 15 days next preceding the mailing of a notice of redemption of Notes of such series and ending at the close of business on the day of the mailing of a notice of redemption of Notes of such series so selected for redemption, or (b) any Notes selected, called or being called for redemption except, in the case of any Notes to be redeemed in part, the portion thereof not so to be redeemed.

     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Note is registered as the owner hereof for all purposes whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.



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


     11. Certain of the Company's obligations under the Indenture with respect to Notes of any series may be terminated if the Company irrevocably deposits with the Trustee money or eligible instruments sufficient to pay and discharge the entire indebtedness on all Notes of such series, as described in the Indenture.

     12. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     13. The Indenture, the Notes and any coupons pertaining hereto shall be construed in accordance with and governed by the laws of the State of Illinois.


                                      -7-